Exhibit 10.29

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

ASPHELIA PHARMACEUTICALS, INC.

10% SENIOR PROMISSORY NOTE

San Diego, California
$750,000	January 22, 2009

1. Principal and Interest.

ASPHELIA PHARMACEUTICALS, INC. (the “Company”), a Delaware corporation, for value received, hereby promises to pay to the order of PARAMOUNT CREDIT PARTNERS, LLC, or his, her or its assigns (“Holder”), in lawful money of the United States of America at the address for notices to Holder set forth in the applicable Purchase Agreement (as defined below) (or such other address as Holder shall provide to the Company in writing pursuant hereto), the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000), together with interest as set forth below.

The Company promises to pay interest on the unpaid principal amount from the date hereof until such principal amount is paid in full at the rate of ten percent (10%), or such lesser rate as shall be the maximum rate allowable under applicable law; provided however, that upon an Event of Default (as defused herein) during the Term (as defined herein) of this Note, the interest rate on this Note shall be increased to twelve percent (12%) per annum during the term of the default. Interest from the date hereof shall be computed on the basis of a 360-day year of twelve 30-day months, and shall accrue and be payable quarterly in arrears. All unpaid principal on this Note shall be due and payable on the earlier of (i) December 31, 2013; (ii) consummation by the Company of an equity financing (or series of related equity financings), including without limitation a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, involving the sale of equity securities in which the Company receives at least $10,000,000 in aggregate gross cash proceeds (before brokers’ fees or other transaction related expenses) (a “Qualified Financing”); and (iii) consummation of a merger, share exchange or other transaction (or series of related transactions), other than in connection with a Qualified Financing, in which (A) the Company merges into or otherwise becomes a whollyowned subsidiary of a company subject to the public company reporting requirements of the Securities Exchange Act of 1934, as amended, and (B) the aggregate consideration payable to the Company or its stockholders in such transaction(s) is greater than or equal to $10,000,000 (such period of time from the date of issuance hereof, the “Term”). For purposes of this Note, an “Event of Default” shall occur if (i) the Company shall default in the payment on the Note, when and as the same shall become due and payable and any such failure to make payment continues for five (5) business days; or (ii) the Company shall default in the due observance or performance of any material covenant, condition or agreement on the part of the Company contained in this Note or the Purchase Agreement (as defined below) (other than the failure to make payment when due), and any such default shall continue for a period of sixty (60) days after the date on which the Company receives written notice thereof from the Holder.

This Note is being issued pursuant to that certain Note Purchase Agreement between the Company and the Holder, dated as of the date hereof (the “Purchase Agreement”), and is subject to its terms. Capitalized terms used herein but not defined shall have the meanings given to such terms in the Purchase Agreement. The Note shall rank pari passu with all other senior existing indebtedness of the Company and, pursuant to Section 2.8 of the Purchase Agreement, no new indebtedness which is secured or senior in right of payment to the Notes may be issued by the Company without the consent of the Holder. No consent of the Holder will be required for issuances by the Company of unsecured indebtedness that ranks pari passu with, or junior to, the Notes.

2. Prepayment. The Notes may be prepaid at any time, in whole or in part, without penalty prior to the end of the Term.

3. Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

4. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery to the address provided pursuant to the Purchase Agreement.

5. Notice of Proposed Transfers. This Note shall not be transferable by the Holder without the prior written consent of the Company, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Holder may transfer this Note to one or more of its members, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Note transferred as above provided shall bear an appropriate restrictive legend, except that the Note shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

6. Acceleration. This Note shall become immediately due and payable if (i) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; or (ii) there is any material breach of any material covenant, warranty, representation or other term or condition of this Note or the Purchase Agreement at any time which is not cured within the time periods permitted therein, or if no cure period is provided therein, within sixty (60) days after the date on which the Company receives written notice thereof from the Holder.

7. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of her voluntary action, avoid or seek to avoid the observance — or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against dilution or other impairment.

8. Waivers. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note is being delivered in and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

9. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder of the Company.

10. Amendment. Any term of this Note may be amended only with the written consent of the Company and the Holder.

* * * * *

ISSUED as of the date first above written.

ASPHELIA PHARMACEUTICALS, INC.

By:	/s/ Francois-Xavier Frapaise
Name:	Francois-Xavier Frapaise, M.D.
Title:	President and Chief Executive Officer

CORONADO BIOSCIENCES, INC.

AMENDMENT TO

10% SENIOR PROMISSORY NOTE

THIS AMENDMENT To 10% SENIOR PROMISSORY NOTE (the “Amendment”) is entered into as of May 19, 2011 (the “Amendment Date”), by and among CORONADO BIOSCIENCES, INC., a Delaware corporation (the “Company”), and PARAMOUNT CREDIT PARTNERS, LLC (the “Holder”).

RECITALS

WHEREAS, Asphelia Pharmaceuticals. Inc. (“Asphelia”) issued the Holder a 10% Senior Promissory Note on January 22, 2009 in the principal amount of $750,000 (the “Note”);

WHEREAS, pursuant to that certain Assignment and Acceptance, dated as of January 7. 2011, by, and among Asphelia, the Company and the Holder, Asphelia assigned to the Company, and the Company assumed from Asphelia, all of Asphelia’s rights and obligations under the Note;

WHEREAS, the Holder and Company wish to amend the Note to modify the events which trigger the payment of the note; and

WHEREAS, pursuant to Section 10 of the Note, the Note may be amended by the written consent of the Company and the Holder.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the Company and the Holder agree as follows:

AGREEMENT

1. The second paragraph of Section I of the Note is hereby amended and restated in its entirety to read in full as follows:

“The Company promises to pay interest on the unpaid principal amount from the date hereof until such principal amount is paid in full at the rate of ten percent (10%), or such lesser rate as shall be the maximum rate allowable under applicable law; provided however, that upon an Event of Default (as defined herein) during the Term (as defined herein) of this Note, the interest rate on this Note shall be increased to twelve percent (12%) per annum during the term of the default.. Interest from the date hereof shall be computed on the basis of a 360-day year of twelve 30-day months, and shall accrue and be payable quarterly in arrears. All unpaid principal on this Note shall be due and payable on the earlier of (i) December 31, 2013 and (ii) consummation of a merger, share exchange or other transaction (or series of related transactions), other than in connection with the consummation by the Company of an equity financing (or series of related equity financings), including without limitation a firm commitment underwritten initial public offering pursuant to an effective registration statement under the

Securities Act of 1933, as amended, involving the sale of equity securities in which the Company receives at least $10,000,000 in aggregate gross cash proceeds (before brokers’ fees or other transaction related expenses), in which (A) the Company merges into or otherwise becomes a wholly owned subsidiary of a company subject to the public company reporting requirements of the Securities Exchange Act of 1934, as amended, and (B) the aggregate consideration payable to the Company or its stockholders in such transaction(s) is greater than or equal to $10,000,000 (such period of time from the date of issuance hereof, the “Term”). For purposes of this Note, an “Event of Default” shall occur if (i) the Company shall default in the payment on the Note, when and as the same shall become due and payable and any such failure to make payment continues for five (5) business days; or (ii) the Company shall default in the due observance or performance of any material covenant, condition or agreement on the part of the Company contained in this Note or the Purchase Agreement (as defined below) (other than the failure to make payment when due), and any such default shall continue for a period of sixty (60) days after the date on which the Company receives written notice thereof from the Holder.”

2. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note.

3. Other than as set forth herein, all other terms and conditions of the Note shall be unaffected hereby and shall remain in full force and effect.

4. This Amendment shall be governed by and construed under the laws of the State of New York.

5. This Amendment may be executed in any number of counterparts and signatures delivered by facsimile, each of which shall be deemed an original. but all of which together shall constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, The Undersigned have executed this AMENDMENT TO 10% SENIOR PROMISSORY NOTE as of the Amendment Date.

COMPANY:

CORONADO BIOSCIENCES, INC.

By:	/s/ Dale Ritter
Name:	Dale Ritter
Title:	SVP Finance

HOLDER:

PARAMOUNT CREDIT PARTNERS, LLC

By:	/s/ Lindsay Rosenwald, MD
Name:	Lindsay Rosenwald, MD
Title:	Managing Member

[SIGNATURE PAGE TO AMENDMENT TO 10% SENIOR PROMISSORY NOTE]